Exhibit 10.10

AMENDMENT NO. 5 TO CREDIT AGREEMENT

AMENDMENT NO. 5 TO CREDIT Agreement, dated as of March 6, 2026 (this “Amendment No. 5”), is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Administrative Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), BOOT BARN, INC., a Delaware corporation (“Boot Barn”), SHEPLERS, LLC, a Kansas limited liability company, formerly known as Sheplers, Inc. (“Sheplers” and together with Boot Barn, each individually, a “Borrower” and, collectively, “Borrowers”), BOOT BARN HOLDINGS, INC., a Delaware corporation (“Holdings”) and SHEPLERS HOLDING LLC, a Delaware limited liability company, formerly known as Sheplers Holding Corporation (“Sheplers Holding”, and together with Holdings, each individually, a “Guarantor” and, collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated as of June 29, 2015, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Credit Agreement, dated as of January 25, 2017, Amendment No. 2 to Credit Agreement and Amendment No. 1 to Collateral Agreement, dated as of May 26, 2017, Amendment No. 3 to Credit Agreement, dated as of as of June 6, 2019 and Amendment No. 4 to Credit Agreement and Amendment No. 2 to Collateral Agreement, dated as of July 11, 2022 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers desire to amend certain provisions of the Credit Agreement as set forth herein, and Administrative Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 5, Administrative Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions.

Additional Definitions. The Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 5” shall mean Amendment No. 5 to Credit Agreement, dated as of March 6, 2026, by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Amendments to Definitions.

The definition of “Payment Conditions” set forth in the Credit Agreement is hereby amended by deleting clause (d) therein in its entirety and replaced with the following:

“(d) Administrative Agent shall have received a certificate of a Responsible Officer of Borrowers certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby; provided, that, only in connection with the repurchase of Equity Interests of Holdings (or its direct or indirect parent) that have been announced by Holdings, such certificate shall not be required to be received by Administrative Agent more than once in any 90 day period.”

Interpretation. For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 5.

Representations and Warranties. Each Borrower and each Guarantor represents and warrants with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 5;

this Amendment No. 5 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 5, the “Amendment Documents”) has been duly executed and delivered and authorized by all necessary corporate action on the part of each Borrower and each Guarantor which is a party hereto, and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the availability of equitable remedies;

the execution, delivery and performance of each Amendment Document i)are all within each Borrower’s and each Guarantor’s corporate powers, ii)do not violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where such violation could reasonably be expected to have a Material Adverse Effect, (iii) do not contravene the terms of any Borrower’s or any Guarantor’s certificate or articles of incorporation of formation, by laws or other organizational documentation, and (iv) do not conflict with, result in a breach of or cause a default under any Material Contract to which any Borrower or any Guarantor is a party which could reasonably be expected to have a Material Adverse Effect; and

all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent:

Administrative Agent shall have received counterparts of this Amendment No. 5, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders; and

no Default or Event of Default shall have occurred and be continuing, as of the date of this Amendment No. 5.

Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 5 or with respect to the subject matter of this Amendment No. 5. To the extent of conflict between the terms of this Amendment No. 5 and the other Loan Documents, the terms of this Amendment No. 5 shall control. The Credit Agreement and this Amendment No. 5 shall be read and construed as one agreement.

Governing Law. The validity, interpretation and enforcement of this Amendment No. 5 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns permitted pursuant to Section 12.9 of the Credit Agreement.

Entire Agreement. This Amendment No. 5 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 5.

Counterparts. This Amendment No. 5, any documents executed in connection herewith and any notices delivered under this Amendment No. 5, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 5 or on any notice delivered to Administrative Agent under this Amendment No. 5. This Amendment No. 5 and any notices delivered under this Amendment No. 5 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 5 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 5 or notice.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ William Boyle
Name: William Boyle
Title: Duly Authorize Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Tim Steen
Name: Tim Steen
Title: Vice President

BORROWERS

BOOT BARN, INC.

By: /s/ Jim Watkins
Name: Jim Watkins

Title: Chief Financial Officer

SHEPLERS, LLC

By: /s/ Jim Watkins
Name:Jim Watkins

Title: Chief Financial Officer

GUARANTORS

BOOT BARN HOLDINGS, INC.

By: /s/ Jim Watkins
Name:Jim Watkins

Title: Chief Financial Officer

SHEPLERS HOLDING LLC

By: /s/ Jim Watkins
Name: Jim Watkins

Title: Chief Financial Officer